Exhibit 3.115

CERTIFICATE OF CHANGE

OF

FIVE COUNTIES AMBULANCE SERVICE, INC.

UNDER-SECTION 805-A OF THE BUSINESS CORPORATION LAW

WE, THE UNDERSIGNED, Robert E. Jarrett, the Vice-President and Robert H. Byrne, the Secretary of Five Counties Ambulance Service, Inc. hereby certify:

1.  The name of the corporation is Five Counties Ambulance Service, Inc.

2.  The Certificate of Incorporation of said corporation was filed by the Department of State on November 23, 1964.

3.  The following is authorized by the Board of Directors: To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from c/o The Corporation, 145 West Sunrise Highway, Freeport, New York to c/o CT Corporation System, 1633 Broadway, New York, New York 10019.

To appoint the registered agent in New York upon whom all process against the corporation may be served to be CT Corporation System at 1633 Broadway, New York, New York 10019.

IN WITNESS WHEREOF, we have signed this certificate on the          day of November, 1995 and we affirm the statement contained therein as true under penalties of perjury.

/s/ Robert E. Jarrett
Robert E. Jarrett, Vice-President

/s/ Robert H. Byrne
Robert H. Byrne, Secretary

CERTIFICATE OF CHANGE

OF

FIVE COUNTIES AMBULANCE SERVICE, INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

LAIDLAW TRANSIT INC.

3221 NORTH SERVICE ROAD

BURLINGTON, ONT. CANADA L7R 3Y8

CERTIFICATE OF MERGER

OF

Associated Ambulance Service, Inc.

Adam Transportation, Inc.

Park Ambulance Service, Inc.,

Five Counties Ambulance Service, Inc.

Sunrise Handicap Transport Corp.

INTO

MEDTRANS OF NEW YORK, INC.

We, the undersigned, Michael Forsayeth and Robert H. Byrne, being respectively the Vice-President and the Secretary of MedTrans of New York, Inc., and Michael Forsayeth and Robert H. Byrne, being respectively the Vice-President and Secretary of Associated Ambulance Service, Inc., Adam Transportation, Inc., Park Ambulance Service, Five Counties Ambulance Service, Inc. and Sunrise Handicap Transport Corp. hereby certify:

1.                            (a)                                  The name of each constituent is as follows:

MedTrans of New York, Inc.

Associated Ambulance Service, Inc.

Adam Transportation, Inc.

Park Ambulance Service, Inc.

Five Counties Ambulance Service, Inc.

Sunrise Handicap Transport Corp.

(b)                                 The name of the surviving corporation is MedTrans of New York, Inc. and following the merger its name shall be MedTrans of New York, Inc.

2.                            As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

	Designation and of
	shares in each class or	Class or Series of	Shares entitled to vote
Name of Corporation	series outstanding	Shares entitled to Vote	as a class or series

MedTrans of New York, Inc.	100 Common	Common	1
Associated Ambulance Service, Inc.	1,000 Common	Common	1
Adam Transportation, Inc.	100 Common	Common	1
Park Ambulance Service, Inc.	50 Common	Common	1
Five Counties Ambulance Service, Inc.	100 Common	Common	1
Sunrise Handicap Transport Corp.	100 Common	Common	1

3.                            There will be no amendments or changes made to the Certificate of Incorporation of the surviving corporation once the merger has taken place.

4.                            The date when the Certificate of Incorporation of each constituent corporation was filed by the Department of State is as follows:

Name of Corporation	Date of Incorporation

MedTrans of New York, Inc.	December 27, 1994

Associated Ambulance Service, Inc.	April 8, 1988 (under the name of AMR-U-Coaches Inc)

Adam Transportation Services, Inc	December 23, 1988

Park Ambulance Service, Inc.	August 3, 1964(under the name of Park Ambulance & Oxygen Services, Inc)

Five Counties Ambulance Service, Inc.	November 23, 1964

Sunrise Handicap Transport Corp.	May 11, 1981

5.                            The merger was adopted by each constituent corporation in the following manner.

(a)                       As to MedTrans of New York, Inc., by the unanimous written consent of the shareholders.

(b)                      As to-Associated Ambulance Service, Inc., by the unanimous written consent of the shareholders.

(c)                       As to Adam Transportation Services, Inc., by the unanimous written consent of the shareholders.

(d)                      As to Park Ambulance Service, Inc., by the unanimous written consent of the shareholders.

(e)                       As to Five Counties Ambulance Service, Inc., by the unanimous written consent of the shareholders.

(f)                         As to Sunrise Handicap Transport Corp., by the unanimous written consent of the shareholders.

6.                            The merger shall be effected on the 31st day of August, 1996.

IN WITNESS WHEREOF, we have signed this certificate on the 27th day of August, 1996, and we affirm the statements therein as true under penalties or perjury.

MedTrans of New York, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice-President

By:	/s/ Robert H. Byrne
Robert H. Byrne - Secretary

Associated Ambulance Service, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice-President

By:	/s/ Robert H. Byrne
Robert H. Byrne - Secretary

Adam Transportation, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice-President

By:	/s/ Robert H. Byrne
Robert H. Byrne - Secretary

Park Ambulance Service, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne - Secretary

SIGNATURES CONTINUED...

Five Counties Ambulance Service, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne - Secretary

Sunrise Handicap Transport Corp.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne - Secretary

CERTIFICATE OF MERGER

OF

ASSOCIATED AMBULANCE SERVICE, INC.

ADAM TRANSPORTATION, INC.

PARK AMBULANCE SERVICE, INC.

FIVE COUNTIES AMBULANCES SERVICE, INC.

SUNRISE HANDICAP TRANSPORT CORP.

INTO

MEDTRANS OF NEW YORK, INC.

UNDER SECTION 904 OF THE BUSINESS CORPORATION-LAW

LAIDLAW INC.

3221 N. SERVICE ROAD

BURLINGTON ONTARIO CANADA L7R 3Y8

At a Special Term of the

Supreme Court of the State

of New York, County of

Albany, held at the Court

House in Albany, New York,

on the 18 day of March, 1997

PRESENT:

HON.	, JUSTICE.

SUPREME COURT
COUNTY OF ALBANY	STATE OF NEW YORK

MEDTRANS OF NEW YORK, INC.,

ASSOCIATED AMBULANCE SERVICE, INC.,

ADAM TRANSPORTATION SERVICE, INC.,

PARK AMBULANCE SERVICE, INC.,

FIVE COUNTIES AMBULANCE SERVICE, INC. AND

SUNRISE HANDICAP TRANSPORT CORP.

Plaintiffs,

- AGAINST -	ORDER

SECRETARY OF STATE OF THE STATE OF NEW YORK,

Defendant.

Plaintiffs, MEDTRANS OF NEW YORK, INC., ASSOCIATED AMBULANCE SERVICE, INC., ADAM TRANSPORTATION SERVICE, INC., PARK AMBULANCE SERVICE, INC., FIVE COUNTIES AMBULANCE SERVICE, INC. and SUNRISE HANDICAP TRANSPORT CORP. by their attorney, Lawrence A. Kirsch, Esq., by an Order To Show Cause having sought an Order in this Court annulling the filing of the Certificate of Merger of the above named corporations into MEDTRANS OF NEW YORK, INC. filed on the 31st day of August, 1996, with the Division of Corporations of the New York State Secretary of State’s Office, and upon reading and filing the affidavit of Lawrence A. Kirsch, Esq., sworn to the 28th day of February, 1997, and the Defendant having no objection to such order, it is hereby

ORDERED, that the Certificate of Merger of ASSOCIATED AMBULANCE SERVICE, INC., ADAM TRANSPORTATION SERVICE, INC., PARK AMBULANCE SERVICE, INC., FIVE COUNTIES AMBULANCE SERVICE, INC. AND SUNRISE HANDICAP TRANSPORT CORP. into MEDTRANS OF NEW YORK, INC. filed in the Offices of the Division of Corporations of the New York Secretary of State’s Office on August 30, 1996, to be effective August 31, 1996 be annulled, and it is further

ORDERED, that the constituent corporations to the above merger be restored to the index of existing corporations of the Department of State, Division of Corporations, and it is further

ORDERED, that Plaintiffs file a copy of this Order with the Department of State, Division of Corporations with respect to each of the above named entities and pay the appropriate statutory filing fees for same.

Signed this 18 day of March, 1997, at Albany, New York.

/s/ Thomas W. Keegan
Hon.
Justice of the Supreme Court

STATE OF NEW YORK	)

ss.:

COUNTY OF ALBANY CLERK’S OFFICE	)

I, THOMAS G. CLINGAN, Clerk of the said County, and also Clerk of the Supreme and County Courts, being Courts of Record held therein, DO HEREBY CERTIFY that I have compared the annexed copy order with the original thereof filed in this office on the 18 day of March, 1997 and that the same is a correct transcript therefrom, and of the whole of said original.

IN TESTIMONY WHEREOF, I have hereunto set my name and affixed my official seal, this 18 day of March, 1997.

/s/ Thomas G. Clingan, Clerk

COURT ORDER NULLIFYING

CERTIFICATE OF MERGER

OF

MEDTRANS OF NEW YORK, INC.

ASSOCIATED AMBULANCE SERVICE, INC.,

ADAM TRANSPORTATION SERVICE, INC.

PARK AMBULANCE SERVICE, INC.

FIVE COUNTIES AMBULANCE SERVICE, INC.

SUNRISE HANDICAP TRANSPORT CORP.

Filed by:
HARTER, SECREST & EMERY
700 MIDTOWN TOWER
ROCHESTER, NY 14604-2070

CERTIFICATE OF CHANGE

OF

FIVE COUNTIES AMBULANCE SERVICE. INC.

Under Section 805-A of the Business Corporation Law

1.                                                 The name of the corporation is

FIVE COUNTIES AMBULANCE SERVICE, INC.

If applicable, the original name under which it was formed is

2.                                                 The Certificate of Incorporation of said corporation was filed by the Department of State on 11-23-64.

3.                                                 The address of CT Corporation System as the registered agent of said corporation is hereby changed from CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York, New York 10011.

4.                                                 The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him is hereby changed from c/o CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

5.                                                 Notice of the above changes was mailed to the corporation by CT Corporation System not less than 30 days prior to the date of delivery to the Department of State and such corporation has not objected thereto.

6.                                                 CT Corporation System is both the agent of such corporation to whose address the Secretary of State is required to mail copies of process and the registered agent of such corporation.

IN WITNESS WHEREOF, I have signed this certificate on September 1, 1999 and affirm the statements contained herein as true under penalties of perjury.

CT CORPORATION SYSTEM

By	/s/ Kenneth J. Uva
Kenneth J. Uva
Vice President

E9 - DRAWDOWN

CERTIFICATE OF CHANGE

OF

FIVE COUNTIES AMBULANCE SERVICE, INC.

Under Section 805-A of the Business Corporation Law

Filed by:	C T CORPORATION SYSTEM
111 Eighth Avenue
New York, New York 10011

NY Domestic Corporation - agent and/or process address

CERTIFICATE OF INCORPORATION OF

FIVE COUNTIES AMBULANCE SERVICE, INC.

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

IT IS HEREBY CERTIFIED THAT:

(1)                                  The name of the proposed corporation is

FIVE COUNTIES AMBULANCE SERVICE, INC.

(2)                                  The purpose or purposes for which this corporation is formed, are as follows, to ,wit:

(a)                                  To engage in the business of providing an ambulance service, to sell or rent hospital beds, equipment necessary for the comfort of the sick such as surgical supplies, canes, crutches, supports and to do anything ordinarily done by those engaged in that line of business.

(b)                                 To do anything necessary for the accomplishment and furtherance of the powers set forth herein. The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner, the general powers of the corporation and the enjoyment thereof, as conferred by the laws of the State of New York. This corporation may engage in any business that is legal under the laws of the State of New York.

(c)                                  To acquire by purchase or otherwise hold, own, develop, improve, sell, convey, exchange, mortgage, lease and otherwise deal or trade in and dispose of real and personal property and any estate interest or right therein; to lend money or bonds secured by mortgage or real or personal property or otherwise; to erect, construct, alter, maintain and improve houses and buildings of every description on any lands of the corporation or upon any other lands, and to rebuild, alter and improve existing houses and buildings thereon, to the extent now or hereafter permitted by law.

(d)                                 To purchase, exchange, hire, or otherwise acquire such personal property, chattels, rights, easements, permits, privileges, and franchises as may lawfully be purchased, exchanged, hired or acquired under the Business Corporation Law of the State of New York.

(e)                                  To borrow money for its corporate purposes, and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures or other obligations from time to time, for the purchase of property or for any purpose in or about the business of the company, and, if deemed proper to secure the payments of any such obligations by mortgage, pledge, deed of trust or otherwise.

(f)                                    The foregoing clauses shall be construed both as objects and powers and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general and implied powers of this corporation.

(3)  The office of the corporation is to be located in the Village of Freeport of                            County of Nassau, State of New York.

(4)  The aggregate number of shares which the corporation shall have authority to issue is two Hundred (200) shares all of which shall be without par value.

(5)  The Secretary of State is designated as agent of the corporation upon whom process against it may he served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is 145 West Sunrise Highway, Freeport, New York The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.

The undersigned incorporator, or each of them if there are more than one, is of the age of twenty-one years or over.

IN WITNESS WHEREOF, this certificate has been executed this 20th day of November 1964.

Victor L. Carpentier	/s/ Victor L. Carpentier
Type name of incorporator	Signature

84-53 Avon Street, Jamaica, New York
Address

Type name of incorporator	Signature

Address

Type name of incorporator	Signature

Address

STATE OF NEW YORK	)

) ss.:

COUNTY OF QUEENS	)

On this 20th day of November 1964, before me personally came Victor L. Carpentier to me known to be the person described in and who executed the foregoing certificate of incorporation and he thereupon duly acknowledged to me that he executed the same.

/s/ X

CERTIFICATE OF INCORPORATION

of

FIVE COUNTIES AMBULANCE SERVICE, INC.

under Section 402 of the Business Corporation Law

Filed By:	Victor L. Carpentier
Office and Post Office Address
160-09 Hillside Avenue

Jamaica 32, N.Y.